Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to that certain Employment Agreement, dated August 1, 2014 (the “Employment Agreement”), by and between Seventy Seven Energy Inc., an Oklahoma corporation (the “Company”), and Cary Baetz (the “Executive”) is made to be effective as of October 29, 2014. Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the Employment Agreement. Executive and the Company are referred to collectively herein as the “Parties.”
R E C I T A L S:
WHEREAS, the Parties entered into the Employment Agreement on August 1, 2014; and
WHEREAS, the Parties wish to amend certain provisions of the Employment Agreement.
NOW THEREFORE, the Parties hereby agree as follows:
1.Amendment to Section 5.4(a) of the Employment Agreement. Section 5.4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“(a)     An amount equal to the sum of the following: (i) two (2) times the sum of the Executive’s Base Salary for the year in which the Termination Date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), plus (ii) one (1) times the greater of (i) the Executive’s Annual Bonus received for the immediately preceding year or (ii) the Executive’s target bonus, if any, for the year in which the Termination Date occurs. Such amount shall be paid (A) in substantially equal monthly installments beginning on the Payment Date and continuing through the Restricted Period and (B) such amount less the aggregate payments made pursuant to clause (A) in a lump sum within ten (10) days following the end of the Restricted Period;”
2.References in the Employment Agreement. All references in the Employment Agreement to “this Agreement” shall mean the Employment Agreement as amended by this Amendment.
3.No Other Amendments. Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Employment Agreement, other than as expressly contemplated herein.
4.Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
5.Governing Law: Jurisdiction and Venue. This Amendment, for all purposes, shall be construed in accordance with the laws of Oklahoma without regard to conflicts of law principles; provided, however, that any provisions relating to equity compensation shall also be subject to any

Exhibit 10.1

federal or state securities laws that may be applicable and the rules of any stock exchange on which the relevant equity is listed for trading. Any action or proceeding by either of the parties to enforce this Amendment shall be brought only in a state or federal court located in Oklahoma County, Oklahoma, or in arbitration located in Oklahoma County, Oklahoma. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and/or arbitration and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
6.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first written above.

SEVENTY SEVEN ENERGY INC.

By:    /s/ Jerry Winchester
Name: Jerry Winchester
Title: President Chief Executive Officer
EXECUTIVE:
/s/ Cary D. Baetz
Cary D. Baetz

[SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]